Exhibit 10.4
AMENDMENT OF EMPLOYMENT AGREEMENT
     This AMENDMENT OF EMPLOYMENT AGREEMENT (“Amendment”) is effective as of January 1, 2008, by and between EMMIS OPERATING COMPANY, an Indiana company (“Employer”), and GARY L. KASEFF, a California resident (“Executive”).
RECITALS
     WHEREAS, Employer and Executive have entered into an Employment Agreement (“Agreement”), effective as of March 1, 2008;
     WHEREAS, Employer and Executive were parties to a prior Employment Agreement, which governed the terms of Executive’s employment for the period beginning March 1, 2005, and ending February 29, 2008 (“Prior Agreement”);
     WHEREAS, certain provisions of the Agreement and the Prior Agreement are subject to the requirements of Section 409A of the Internal Revenue Code;
     WHEREAS, the requirements of Code Section 409A must be reflected in the applicable employment agreements, effective January 1, 2008;
     WHEREAS, Employer and Executive wish to amend the Agreement and the Prior Agreement to comply with the written document requirement of Code Section 409A, effective January 1, 2008; and
     WHEREAS, Employer and Executive wish to make further amendments to the Agreement, unrelated to Code Section 409A, as set forth herein;
     NOW, THEREFORE, in consideration of the premises, Employer and Executive agree to amend the Agreement and the Prior Agreement, effective January 1, 2008, as follows:
AGREEMENT
     1. All provisions of the Agreement, as amended by this Amendment, relating to the timing of payments shall apply as well to the Prior Agreement for the period from January 1, 2008, through February 29, 2008.
     2. Executive acknowledges and agrees that pursuant to that certain waiver dated November 7, 2008, Executive consented to a 3% decrease in his Base Salary for the period from December 1, 2008 through February 28, 2009 and waived any increase to Base Salary for the Contract Year commencing March 1, 2009.
     3. The second paragraph of Section 4.3, governing Options issued pursuant to the Agreement, shall apply as well to options issued pursuant to the Prior Agreement.

     4. Clause (iv) of Section 4.4 of the Agreement is, effective as of the date hereof, deleted in its entirety and replaced with the following:
“(iv) a “Qualifying Termination” (as defined in the CIC Agreement) following a Change in Control and Executive receives a Change in Control payment pursuant to the CIC Agreement.”
     5. Section 5 of the Agreement is, effective as of January 1, 2008, amended by adding the following sentence at the end thereof:
“Under no circumstances shall the Company’s reimbursement for expenses incurred in a calendar year be made later than the end of the next following calendar year; provided, however, this requirement shall not alter the Company’s obligation to reimburse Executive for eligible expenses on a current basis.”
     6. Section 9 of the Agreement is, effective as of the date hereof, amended by adding the following Section 9.5 at the end thereof:
“9.5 Employer Election not to Renew. Notwithstanding anything to the contrary contained herein, in the event that, subject to its obligations under the CIC Agreement, Employer elects not to renew this Agreement according to its terms for any Contract Year after February 28, 2009 and does not offer Executive employment pursuant to a written employment agreement on terms substantially similar to those contained herein (which shall include without limitation a Base Salary that is at least Ninety-Five percent (95%) of the Base Salary in effect at expiration of the Term), and Executive terminates employment, such election shall be considered a termination by Employer other than for Cause for all purposes under the CIC Agreement and hereunder, including without limitation Sections 4.4 and 9.4 hereof. For any Contract Year commencing after February 28, 2011, a change in Executive’s title and/or duties shall not be considered a termination by Employer other than for Cause so long as the other terms of any offer of employment otherwise comply with the foregoing sentence; provided further that if Executive is no longer General Counsel for any Contract Year after February 28, 2011, the minimum percentage of Base Salary stated in the foregoing sentence shall be Seventy-Five percent (75%). Employer and Executive acknowledge and agree that if Executive relinquishes his role as General Counsel effective on or before March 1, 2012, unless Executive has rejected a substantially similar offer of employment as described in the preceding sentence or Executive has elected part-time employment pursuant to Section 10, Executive shall not be deemed to have voluntarily terminated his employment with Employer or retired for any purpose whatsoever. Additionally and without limiting the generality of the preceding sentence, Executive’s relinquishment of his title and duties as General Counsel shall not be deemed “retirement” within the meaning of section 1(n) of the CIC Agreement. If Employer elects not to renew this Agreement according to its terms for any Contract Year after February 28, 2009, any offer of subsequent employment made by Employer to Executive shall be made in the form of a proposed written agreement and shall be made no later than thirty (30) days after the election not to renew is given.”
     7. For purposes of the Agreement (and, for the period beginning January 1, 2008, and ending February 29, 2008, for purposes of the Prior Agreement), “termination of employment,” “terminates employment,” or any variation of such term shall mean “separation from service” within the meaning of Code Section 409A(a)(2)(B)(i).
     8. Section 10.1 of the Agreement is, effective as of January 1, 2008, amended by adding the following sentence at the end thereof:
“Under no circumstances shall the Company’s reimbursement for expenses incurred in a calendar year be made later than the end of the next following calendar year; provided, however, this requirement shall not alter the Company’s obligation to reimburse Executive for eligible expenses on a current basis.”
     9. Section 10.3 of the Agreement is, effective as of January 1, 2008, amended by deleting the first sentence thereof and replacing it in its entirety with the following:
“During the Post Term Period, Executive shall make himself available to Employer to complete such reasonable projects and assignments as may be assigned to him by the Chief Executive Officer of Employer and/or Emmis Communications Corporation or any successor in interest thereto; provided; however that in no event will Executive be required or permitted to provide more than twenty (20) hours of service during any calendar month pursuant to this Section 10.”
     10. Section 13 of the Agreement is, effective as of January 1, 2008, deleted in its entirety and replaced with the following:
“13. Code Section 409A. This Agreement is intended to comply with Section 409A, and it is intended that no amounts payable hereunder shall be subject to tax under Section 409A. Employer shall use commercially reasonable efforts to comply with Section 409A with respect to payments of benefits hereunder.”
     11. Section 16.12 of the Agreement is, effective as of January 1, 2008, deleted in its entirety and replaced with the following:
“16.12 Change in Control. Effective as of January 1, 2008, Executive and Emmis Communications Corporation have entered into that certain Emmis Communications Corporation Change in Control Severance Agreement (the “CIC Agreement”). In the event of a “Change in Control” (as defined in the CIC Agreement), the rights and obligations of Executive and Employer shall be set forth in the CIC Agreement.”
     12. Exhibit A to the Agreement is, effective as of January 1, 2008, deleted in its entirety and replaced with the following:
“Exhibit A
Change in Control Agreement
The Emmis Communications Corporation Change in Control Severance Agreement between Emmis Communications Corporation and Gary L. Kaseff effective January 1, 2008 is hereby incorporated by reference.”
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties have duly executed this Amendment of Employment Agreement on the date set out below.

EMMIS OPERATING COMPANY (“Employer”)

By:
Title:
Date:

GARY L. KASEFF (“Executive”)

Gary L. Kaseff

Date:______________________________